UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 26, 2026
Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 26, 2026, Vistagen Therapeutics, Inc. (the “Company”) implemented a Board-approved reduction in workforce by approximately 31%, retaining core clinical, regulatory, technical, and corporate capabilities required for U.S. registration-directed Phase 3 development of fasedienol, its lead clinical-stage product candidate for treatment of social anxiety disorder, as well as potential future development of its lead Phase 2 product candidates, itruvone for major depressive disorder and refisolone for menopausal hot flashes. The reduction is intended to reduce operating expenses, preserve capital with cost efficiencies, and align the size and structure of its workforce with its late clinical-stage priorities.

In connection with the reduction in its workforce, affected employees may receive cash severance and temporary healthcare coverage if they are eligible for and elect such coverage and enter into an effective separation agreement, which will include a general release of claims against the Company. The Company estimates that it will incur severance and termination costs of approximately $1.0 million. The reduction in workforce is expected to save approximately $3.2 million in salary and benefits annually. The Company may also incur additional costs not currently contemplated due to events that may occur because of, or that are associated with, the reduction in its workforce.

Item 8.01 Other Events

See Item 2.05 above.

Forward-looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The estimated costs and expenses that the Company expects to incur in connection with the reduction in its workforce, as well as the estimated annual savings in salary and benefits that the Company expects in connection with the reduction in its workforce, are subject to a number of assumptions and actual results may differ materially from these estimates. Additional risks that may impact the outcome of these forward-looking statements are more fully discussed in the section entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2026, and Quarterly Report on Form 10-Q for the period ended June 30, 2026, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the SEC. The Company's SEC filings are available on the SEC's website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report and should not be relied upon as representing the Company's views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: October 30, 2026	By:	/s/ Shawn K. Singh
Shawn K. Singh President and Chief Executive Officer